Exhibit 10.2

Optionee:	«Optionee»
Grant:	«Grant_Amt»
Nonqualified:	«NSO_Amt»
Exercise Price:	$«Share_Price»

EntreMed, Inc. 2001 Long-Term Incentive Plan

Non-QUALIFIED Stock Option Grant Agreement

     This Stock Option Grant Agreement (the “Agreement”) is entered into on «Grant_Date», by and between EntreMed, Inc., a Delaware corporation (the “Corporation”), and «Optionee» (the “Optionee”), effective as of «Grant_Date» (the “Grant Date”).

     In consideration of the premises, mutual covenants and agreements herein, the Corporation and the Optionee agree as follows:

     1. Grant of Option. The Corporation hereby grants to the Optionee, pursuant to the EntreMed, Inc. 2001 Long-Term Incentive Plan (the “Plan”), a stock option to purchase from the Corporation, at a price of $«Share_Price» per share (the “Exercise Price”), up to «Grant_Amt» shares of Common Stock of the Corporation, $.01 par value, subject to the provisions of this Agreement and the Plan (the “Option”). The Option shall expire at 5:00 p.m. Eastern Time on the last business day preceding the tenth anniversary of the Grant Date (the “Expiration Date”), unless fully exercised or terminated earlier.

     2. Terminology. Unless stated otherwise in this Agreement, capitalized terms in this Agreement shall have the meaning set forth in the Plan. Except where the context otherwise requires, the term “Corporation” shall include EntreMed, Inc. and its Affiliates under this Agreement.

     3. Exercise of Option.

          (a) Right to Exercise. Except as otherwise provided in this Agreement, this Option may be exercised as to any portion of the Option that is exercisable, in whole or in part, on or before the Expiration Date or earlier termination of the Option, in installments as to not more than the number of shares set forth in the table below during the respective installment periods set forth in the table below; provided that the Optionee is in the continuous employ of the Corporation from the Grant Date through the applicable date upon which such shares become exercisable. The number of shares set forth under the column entitled “Incentive” shall be incentive stock options.

Number of Shares as to
Which Option is Exercisable
Exercise Period	Nonqualified
On or after «Date_Vest1» but before «Expires»	«AmtVested_1»

On or after «Date_Vest2» but before «Expires»	«AmtVested_2»

On or after «Date_Vest3» but before «Expires»	«AmtVested_3»

On or after «Date_Vest4» but before «Expires»	«AmtVested_4»

To the extent not exercised, the number of shares as to which the Option is exercisable shall accumulate and remain exercisable, in whole or in part, at any time after becoming exercisable, but not later than the Expiration Date or other termination of the Option. In the event of the Optionee’s termination of employment, the exercisability is governed by Section 4.

          (b) Exercise Procedure. Subject to the conditions set forth in this Agreement, the Option shall be exercised (to the extent then exercisable) by delivery of written notice of exercise on any business day to the Corporate Secretary of the Corporation in such form as the Administrator may require from time to time. Such notice shall specify the number of shares in respect to which the Option is being exercised and shall be accompanied by full payment of the Exercise Price for such shares in accordance with Section 3(d) of this Agreement. The exercise shall be effective upon receipt by the Corporate Secretary of the Corporation of such written notice accompanied by the required payment. The Option may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Option is then exercisable). No fractional shares shall be issued pursuant to this Option.

          (c) Effect. The exercise, in whole or in part, of the Option shall cause a reduction in the number of shares of Common Stock subject to the Option equal to the number of shares of Common Stock with respect to which the Option is exercised.

          (d) Method of Payment. In addition to any other method approved by the Administrator, if any, payment of the Exercise Price shall be by any of the following, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

               (i) by delivery of cash, certified or cashier’s check, or money order;

               (ii) by tender (via actual delivery or attestation) to the Corporation of other shares of Common Stock of the Corporation which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Optionee for a minimum period of time specified by the Administrator; or

               (iii) by a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System and the following provisions. Subject to such limitations as the Administrator may determine, at any time during which the Common Stock is publicly traded on a national securities exchange or Nasdaq, the Exercise Price shall be deemed to be paid, in whole or in part, if the Optionee delivers a properly executed exercise notice, together with irrevocable instructions: (i) to a brokerage firm approved by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the Exercise Price and any withholding tax obligations that may arise in connection with the exercise; and (ii) to the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

          (e) Issuance of Shares Upon Exercise. Upon due exercise of the Option, in whole or in part, in accordance with the terms of this Agreement, the Corporation shall issue to the Optionee, the brokerage firm specified in the Optionee’s delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Option, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and non-assessable stock and shall deliver certificates therefor as soon as practicable thereafter.

          (f) Restrictions on Exercise and upon Shares Issued upon Exercise. Notwithstanding any other provision of the Agreement, the Option may not be exercised at any time that the Corporation does not have in effect a registration statement under the Securities Act of 1933, as amended, relating to the offer of Common Stock to the Optionee under the Plan, unless the Corporation agrees to permit such exercise. Upon the issuance of any shares of Common Stock pursuant to the exercise of the Option, the Optionee will, upon the request of the Corporation, agree in writing that the Optionee is acquiring such shares for investment only and not with a view to resale, and that the Optionee will not sell, pledge or otherwise dispose of such shares so issued unless (i) the Corporation is furnished with an opinion of counsel to the effect that registration of such shares pursuant to the Securities Act of 1933, as amended, is not required by that Act or by the rules and regulations thereunder; (ii) the staff of the Securities and Exchange Commission has issued a “no-action” letter with respect to such disposition; or (iii) such registration or notification as is, in the opinion of counsel for the Corporation, required for the lawful disposition of such shares has been filed by the Corporation and has become effective; provided, however, that the Corporation is not obligated hereby to file any such registration or notification. The Corporation may place a legend embodying such restrictions on the certificates evidencing such shares.

     4. Termination of Employment or Other Relationship. Except as otherwise determined by the Administrator, and subject to the provisions of the Plan, the Optionee may exercise this Option at any time within three months following the termination of the Optionee ‘s employment or other relationship with the Corporation or by the Optionee’s legal representatives or beneficiaries within 12 months if such termination was due to the death or disability of the Optionee, but, in no event later than the Expiration Date of the Option and only to the extent that the Option is exercisable by the grantee on the date of termination, death, or disability.

     If the termination of the Optionee’s employment is for cause or is otherwise attributable to a breach by the Optionee of an employment or confidentiality or nondisclosure agreement, the Option shall expire immediately upon such termination. The Board shall have the power to determine what constitutes a termination for cause or a breach of an employment or confidentiality or nondisclosure agreement, whether an Optionee has been terminated for cause or has breached such an agreement, and the date upon which such termination for cause or breach occurs. Any such determinations shall be conclusive and binding upon the Optionee.

     5. Adjustments and Business Combinations.

          (a) Adjustments for Events Affecting Common Stock. In the event of changes in the Common Stock of the Corporation by reason of any stock dividend, spin-off, split-up, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate substitutions for or adjustments in the number, kind and price of shares covered by this Option, and shall, in its discretion and without the consent of the Optionee, make any other substitutions for or adjustments in this Option, including but not limited to reducing the number of shares subject to the Option or providing or mandating alternative settlement methods such as settlement of the Option in cash or in shares of Common Stock or other securities of the Corporation or of any other entity, or in any other matters which relate to the Option as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

          (b) Pooling of Interests Transaction. Notwithstanding anything in the Plan or this Agreement to the contrary and without the consent of the Optionee, the Administrator, in its sole discretion, may make any modifications to the Option, including but not limited to cancellation, forfeiture, surrender or other termination of the Option in whole or in part regardless of the vested status of the Option, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

          (c) Adjustments for Other Events. The Administrator is authorized to make, in its discretion and without the consent of the Optionee, adjustments in the terms and conditions of, and the criteria included in, the Option in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option or the Plan.

          (d) Binding Nature of Adjustments. Adjustments under this Section 5 will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this Option on account of any such adjustments.

          (e) Effect of Change of Control Event. All outstanding portions of the Option, if any, shall become fully exercisable for a period of sixty days following the occurrence of any Change of Control Event, whether or not such portions are then exercisable under the provisions of this Agreement.

          (i) “Change of Control Event” shall mean any one of the following events: (A) the date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Corporation, any employee benefit plan of the Corporation or any entity holding shares or other securities of the Corporation for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Corporation and regardless of the number of shares purchased pursuant to such offer; (B) the date the Corporation acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Exchange Act (other than the Corporation, any employee benefit plan of the Corporation or any entity holding shares of Common Stock or other securities of the Corporation for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date the Plan was adopted by the Board), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Corporation entitling the person or group to 30% or more of all votes (without consideration of the rights of any class or stock to elect directors by a separate class vote) to which all stockholders of the Corporation would be entitled in the election of the Board, were an election held on such date; (C) the date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board or the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Corporation, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; and (D) the date of approval by the stockholders of the Corporation of an agreement (a “reorganization agreement”) providing for: (1) the merger or consolidation of the Corporation with another corporation where the stockholders of the Corporation, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to 65% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors or where the members of the Board or the Corporation, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation; or (2) the sale or other disposition of all or substantially all the assets of the Corporation.

          (f) Non-Survival of Corporation. In the event of any sale, merger, transfer or acquisition of the Corporation or substantially all of the assets of the Corporation in which the Corporation is not the surviving corporation, and provided that when the Corporation requests the succeeding corporation (or an affiliate thereof), that an equivalent stock option be substituted and such successor corporation refuses or fails to assume the outstanding portions of the Option, if any, or issue a substantially equivalent stock option, then any or all outstanding portions of the Option shall accelerate and become exercisable in full immediately prior to such event. The Administrator will notify the Optionee that any such portions of the Option will be fully exercisable for fifteen days from the date of such notice, and the Option will terminate upon expiration of such notice.

     6. Non-Guarantee of Employment. Nothing in the Plan or in this Agreement shall confer on an individual any legal or equitable right against the Corporation or the Administrator, except as expressly provided in the Plan or this Agreement. Nothing in the Plan or in this Agreement shall (a) constitute inducement, consideration, or contract for employment or service between an individual and the Corporation; (b) confer any right on an individual to continue in the service of the Corporation; or (c) shall interfere in any way with the right of the Corporation to terminate such service at any time with or without cause or notice, or to increase or decrease compensation for such service.

     7. No Rights as Stockholder. The Optionee shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option (including, without limitation, any rights to receive dividends or noncash distributions with respect to such shares) until such shares of Common Stock have been issued to him or her upon the due exercise of the Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.

     8. Incentive/Nonqualified Nature of the Option. The option hereby granted is intended to qualify as an incentive stock option within the meaning of Section 422A of the Code to the extent set forth herein; provided, however, to the extent that the aggregate fair market value as of the date of this grant, of the shares into which this option becomes exercisable for the first time by the Optionee during the calendar year exceeds $100,000, the portion of this option which is in excess of the $100,000 limitation will be treated as a nonqualified stock option. The Optionee hereby agrees to notify the Company of any early disposition of Shares.

     9. Withholding of Taxes.

          (a) In General. At the time the Option is exercised in whole or in part, or at any time thereafter as requested by the Corporation, the Optionee hereby authorizes withholding from payroll or any other payment of any kind due the Optionee and otherwise agrees to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Option. The Corporation may require the Optionee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option. If the Optionee does not make such payment when requested, the Corporation may refuse to issue any stock certificate under the Plan until arrangements satisfactory to the Administrator for such payment have been made.

          (b) Means of Payment. The Administrator may, in its sole discretion, permit the Optionee to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Option by any of the following means or by a combination of such means: (i) tendering a cash payment, (ii) authorizing the Corporation to deduct any such tax obligations from any payment of any kind otherwise due to the Optionee, (iii) authorizing the Corporation to withhold shares of Common Stock otherwise issuable to the Optionee pursuant to the exercise of this Option, or (iv) delivering to the Corporation unencumbered shares of Common Stock already owned by the Optionee.

          (c) Disposition of Shares. The acceptance of shares of Common Stock upon exercise of this Option shall constitute an agreement by the Optionee (i) to notify the Corporation if any of such shares are disposed of by the Optionee within two years from the Grant Date or within one year from the date the shares were issued to the Optionee pursuant to the exercise of the Option, and (ii) if required by law, to remit to the Corporation, at the time of any such disposition, an amount sufficient to satisfy the Corporation’s withholding tax obligations with respect to such disposition, whether or not, as to both (i) and (ii), the Optionee is employed by or has any other relationship with the Corporation at the time of such disposition.

     10. The Corporation’s Rights. The existence of this Option shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of the Corporation’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     11. Optionee. Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative or beneficiary to whom this Option may be transferred by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Code section 414(p), the word “Optionee” shall be deemed to include such person.

     12. Transferability of Option. This Option is not transferable other than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order as defined in Code section 414(p), or as otherwise permitted by the Administrator, in its sole discretion. During the lifetime of the Optionee, the Option may be exercised only by the Optionee, by such permitted transferees or, during the period the Optionee is under a legal disability, by the Optionee’s guardian or legal representative. Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

     13. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Corporation, or addressed to the Administrator, care of the Corporation for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

     14. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Option granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Option granted hereunder shall be void and ineffective for all purposes.

     15. Amendment. This Agreement may not be modified, except as provided in the Plan or in a written document signed by each of the parties hereto.

     16. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

     17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, other than the conflict of laws principles thereof.

     18. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officer as of the date first above written.

ENTREMED, INC.

Dane R. Saglio
Chief Financial Officer

The undersigned hereby acknowledges that he/she has carefully read this Agreement and the prospectus of the Plan and agrees to be bound by all of the provisions set forth in such documents.

OPTIONEE

Date:

EXERCISE FORM

EntreMed, Inc.
9640 Medical Center Drive
Rockville, Maryland 20850

Gentlemen:

     I hereby exercise the Option granted to me on ___, by EntreMed, Inc. (the “Corporation”), subject to all the terms and provisions thereof and of the EntreMed, Inc. 2001 Long-Term Incentive Plan (the “Plan”), and notify you of my desire to purchase ___ incentive shares and ___non-qualified shares of Common Stock of the Corporation at a price of $  per share pursuant to the exercise of said Option.

Payment Amount: $____________________

Date:
Optionee Signature

Received by EntreMed, Inc. on

Broker Information:

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Contact Person

Broker Address

City, State, Zip Code	Phone Number

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